UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(amendment No. 1)
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 1, 2019

IRON MOUNTAIN INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	2110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
The purpose of this amendment is to correct and update Exhibit 99.3 to our Current Report on Form 8-K dated August 1, 2019 (the “Original Form 8-K”), to update the amount of “Net Debt” to $8,430,920 million from $7,989,225 million on page 26 of the exhibit to be consistent with the amounts disclosed in footnote 1 on the same page and to make corresponding changes to the subsequent line items in the "Total Market Capitalization" table impacted by this update. Exhibit 99.3 to the Original Form 8-K, as corrected, is furnished as Exhibit 99.3 hereto, and supersedes in its entirety Exhibit 99.3 to the Original Form 8-K.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

99.3	Second Quarter 2019 Supplemental Financial Information. (Furnished herewith)
The information in this report, including Exhibit 99.3 is furnished in accordance with SEC Release No. 33-8216 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Stuart B. Brown
Name:	Stuart B. Brown
Title:	Executive Vice President and Chief Financial Officer

Date: August 1, 2019